SCHEDULE A

ETF
DJ STOXX 50® ETF
DJ EURO STOXX 50® ETF
SPDR® S&P® Emerging Asia Pacific ETF
SPDR® S&P® Russia ETF
SPDR® S&P® China ETF
SPDR® S&P® Emerging Markets ETF
SPDR® S&P® Emerging Europe ETF
SPDR® S&P® Emerging Latin America ETF
SPDR® S&P® Emerging Middle East & Africa ETF
SPDR® S&P® World ex-US ETF
SPDR® S&P® International Small Cap ETF
SPDR® Dow Jones International Real Estate ETF
SPDR® S&P® Global Infrastructure ETF
SPDR® MSCI ACWI ex-US ETF
SPDR® Russell/Nomura PRIME™ Japan ETF
SPDR® Russell/Nomura Small Cap™ Japan ETF
SPDR® S&P® BRIC 40 ETF
SPDR® S&P® International Dividend ETF
SPDR® S&P® International Mid Cap ETF
SPDR® S&P® Emerging Markets Small Cap ETF
SPDR® Dow Jones Global Real Estate ETF
SPDR® S&P® Global Natural Resources ETF
SPDR® S&P® International Consumer Discretionary Sector ETF
SPDR® S&P® International Consumer Staples Sector ETF
SPDR® S&P® International Energy Sector ETF
SPDR® S&P® International Financial Sector ETF
SPDR® S&P® International Health Care Sector ETF
SPDR® S&P® International Industrial Sector ETF
SPDR® S&P® International Materials Sector ETF
SPDR® S&P® International Technology Sector ETF
SPDR® S&P® International Telecommunications Sector ETF
SPDR® S&P® International Utilities Sector ETF
SPDR® S&P® Emerging Markets Dividend ETF
SPDR® S&P® Small Cap Emerging Asia Pacific ETF
SPDR® MSCI ACWI IMI ETF
SPDR® MSCI EM 50 ETF
SPDR® S&P® Global Dividend ETF

Effective With SEC, But Not Operational
SPDR® S&P® Asia Pacific ETF
SPDR® S&P® Europe ETF
SPDR® S&P® Emerging Africa ETF
SPDR® S&P® Emerging South East Asia ETF
SPDR® S&P® Emerging GCC-Middle East ETF
SPDR® S&P® Ireland ETF
SPDR® S&P® Brazil ETF
SPDR® S&P® India ETF

Dated: May 29, 2013